TRACI J. ANDERSON, CPA

TRACI J. ANDERSON

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 23, 2009 relating to the financial statements of Sea Star Group, Inc, which appear in such Prospectus. We also consent to the reference to us under the heading Interest of Named Experts and Counsel in such Prospectus.

October 30, 2009

Traci Anderson, CPA

Huntersville, NC

14026 CINNABAR PLACE
HUNTERSVILLE, NC 28078
PHONE: 704/904-0062
FAX: 704/948-3885
MEMBER OF AICPA AND PCAOB